UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 13, 2019

Date of Report

Q BioMed Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-55535	46-4013793
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Ortoli Rosenstadt LLP 366 Madison Avenue New York, NY	10017
(Address of principal executive offices)	(Zip Code)

(212) 588-0022

Registrant’s telephone number, including area code

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
None	None	None

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Amendment to May 2019 Securities Purchase Agreement

In September, we amended securities purchase agreements with various investors who had purchased $180,750 of units, each unit consisting of one share of common stock and one warrant to purchase a share of commonstock, at $2.00 per unit. Pursuant to these amendments, the unit purchase price was reduced to $0.62 and the exercise price of warrants in the units was reduced to $0.86, which is 110% of the closing price of our common stock as listed on OTCQB on September 18, 2019. As a result of the amendments, we will issue an additional 201,157 units (and the corresponding underlying securities) to those investors.

Amendment to YA II CD, LTD. Securities Purchase Agreement

On September 21, 2018, we entered into a securities purchase agreement with an accredited investor to place convertible debentures with a maturity date of eighteen months after the issuance thereof in the aggregate principal amount of up to $4,000,000. We issued the first convertible debenture (the “First Convertible Debenture”) in the principal amount of $2,000,000 on September 21, 2018 and the second convertible debenture (the “Second Convertible Debenture” and together with the First Convertible Debenture, the “Convertible Debentures”) in the principal amount of $2,000,000 on November 1, 2018.

On September 23, 2019, we entered into an Amendment Agreement to the securities purchase agreement with the accredited investor, pursuant to which, the conversion price of the Convertible Debentures was reduced to the lower of (i) $1.00, (ii) 93% of the average of the four lowest daily VWAPs during the 10 consecutive trading days immediately preceding the conversion date, provided that as long as we are not in default under the Convertible Debentures, the conversion price may never be less than $0.50, or (iii) a price agreed to by us and the investor.

Additionally, the maturity date of the Convertible Debentures was extended to September 21, 2020.

Settlement Agreement

On December 28, 2018, we commenced litigation against BioNucleonics, Inc. (“BNI”) and parties related to BNI in the Supreme Court of New York, New York County. The litigation stems from a license agreement (the “License Agreement”) that we entered into with BNI in 2016 and amended from time to time. Under the agreement with BNI, we were granted a worldwide, exclusive license on certain BNI intellectual property and the option to acquire the BNI IP within three years of the agreement. The BNI IP consists of generic Strontium Chloride SR89 (generic Metastron®) (“SR89”) and all of BNI’s intellectual property relating to it (“BNI IP”). SR89 is a radiopharmaceutical therapeutic for cancer bone pain therapy. BNI and parties related to BNI brought counterclaims against us for an alleged failure to pay amounts due under the License Agreement with BNI.

On September 23, 2019, we entered into a settlement agreement with BNI and parties related to BNI. Pursuant to the terms of the Settlement Agreement, we settled our dispute with BNI and all parties to the litigation dismissed their claims in exchange for entering into a Second Amendment to the License Agreement (entered into on September 23, 2019) pursuant to which:

●	BNI agreed to immediately transfer and/or assign to us all intellectual property, patents and products that is owned by BNI that is related to Strontium-Chloride 89;

●	We agreed to issue BNI 50,000 shares of our common stock upon the entry into the settlement agreement and 100,000 shares of our common stock upon the approval of the U.S. Food and Drug Administration (“FDA”) approval of BNI’s Prior Approval Supplements filing

●	We agreed to make a cash payment to BNI of $25,000;

●	We agreed to an on-going royalty payment of 3% on all gross profits derived by us from the sale of Strontium-Chloride 89 and MetastronTM; and

●	We agreed to assume fees and expenses related to (i) all outstanding CMO fees owed by BNI to IsoTherapeutics relating to Strontium-Chloride 89 (approximately $67,000), (ii) all outstanding fees owed by BNI to the FDA relating to Strontium-Chloride 89 (approximately $208,000) and (iii) reated fees for the development and approval of Strontium-Chloride 89 following the date of the Settlement Agreement.

Repricing of Existing Warrants

On September 24, 2019, we reduced the exercise price of 950,000 options and warrants previously issued to Denis Corin for services as a director and for services as an officer to $1.25 per share.

On September 24, 2019, we reduced the exercise price of 1,250,000 options and warrants previously issued to William Rosenstadt for services as a director and for services as an offer to $1.25 per share.

Item 3.02 Unregistered Sale of Equity Securities

The securities issuances discussed in Item 1.01 above are incorporated herein by reference.

On August 13, 2019, we issued 365,450 shares of our common stock to the holder of a convertible note issued on September 21, 2018 upon conversion of $326,164 of principal and interest of such note.

On September 24, 2019, we issued 667,095 shares of our common stock to the holder of a convertible note issued on November 1, 2018 upon conversion of $333.547.95 of principal and interest of such note.

On September 24, 2019, we issued warrants to purchase 50,000 shares of our common stock to Ari Jatwes for services as a consultant. The warrants are exercisable for a term of 5 years from the date of issuance at a price of $1.25 per share.

On September 24, 2019, we issued warrants to purchase 50,000 shares of our common stock to Riccardo Panicucci for services as a director. The warrants are exercisable for a term of 5 years from the date of issuance at a price of $1.25 per share.

On September 24, 2019, we issued warrants to purchase 84,000 shares of our common stock to Access! Association for business development services pursuant to a consulting agreement. The warrants are exercisable for a term of 3 years from the date of issuance at a price of $1.25 per share.

On September 24, 2019, we issued warrants to purchase 100,000 shares of our common stock to Rajendra Apte for business development services as a consultant. The warrants are vested in equal portions quarterly (12,500 warrants per quarter) and are exercisable for a term of 5 years from the date of issuance at a price of $1.25 per share.

The equity securities issued above were issued in reliance on exemptions from registration under Section 4(2) of the Securities Act of 1933, as amended (the “Act”). These transactions qualified for exemption from registration because among other things, they did not involve a public offering, the investors were accredited investors, the investors had access to information about our company and the investment and the investors took the securities for investment and not resale.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Q BioMed Inc.

Date: September 26, 2019	By:	/s/ Denis Corin
	Name:	Denis Corin
	Title:	President